EXHIBIT 31.2
CERTIFICATION
I, Rajesh Asarpota, certify that:
1. I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Questcor Pharmaceuticals, Inc.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: April 30, 2014

/s/ RAJESH ASARPOTA
Rajesh Asarpota, Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)